                                                          Item 6 (a), Exhibit 11



                   Western Pennsylvania Adventure Capital Fund
            Schedule of Computation of Earnings Per Common Share/Unit
                                 For the Periods

                                                              April 1, 2002         January 1, 2002
                                                                 through                through
                                                              June 30, 2002          June 30, 2002
                                                              -------------          -------------
                                                               (unaudited)            (unaudited)

Net Income (Loss)                                                 $  (173,953)          $  (261,963)
                                                                  ===========           ===========

Weighted Average Number of Units Outstanding                        4,223,200             4,224,030
                                                                  ===========           ===========

Earnings (Loss) per Unit                                          $     (0.04)          $     (0.06)
                                                                  ===========           ===========

                                                              April 1, 2001         January 1, 2001
                                                                 through                through
                                                              June 30, 2001          June 30, 2001
                                                              -------------          -------------
                                                               (unaudited)            (unaudited)

Net Income (Loss)                                                 $(1,425,379)          $(1,303,901)
                                                                  ===========           ===========

Weighted Average Number of Common Shares Outstanding                4,224,870             4,214,141
                                                                  ===========           ===========

Earnings per Common Share                                         $     (0.34)          $     (0.31)
                                                                  ===========           ===========